Exhibit 99.1

NEWS RELEASE

Investor Relations Contact:	Media Contact:

AngioDynamics, Inc. Stephen Trowbridge 518-795-1408 strowbridge@angiodynamics.com	AngioDynamics, Inc. Saleem Cheeks 518-795-1174 scheeks@angiodynamics.com

AngioDynamics Appoints Stephen Trowbridge Executive Vice President and Chief Financial Officer

Latham, New York, February 6, 2020 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, and oncology, today announced that it has appointed Stephen Trowbridge to the role of Executive Vice President and Chief Financial Officer, effective February 5, 2020.

Mr. Trowbridge has served as the Company’s Interim Chief Financial Officer since October 22, 2019, in addition to his responsibilities as Senior Vice President and General Counsel. AngioDynamics will initiate a search for the role of General Counsel; to facilitate a smooth transition, Mr. Trowbridge will retain his duties as General Counsel until a replacement is named.

“We are thrilled to have Steve assume the CFO role full-time and lead our outstanding finance organization,” said Jim Clemmer, AngioDynamics President and Chief Executive Officer. “Steve and I have worked together for several years, and I have experienced first-hand his leadership, talent, and passion for our business and patients. I’m confident that the unique insights Steve has developed during his 11 years at AngioDynamics will be instrumental as we continue our transformation into a more technology-focused medical device company.”

“I am excited to assume the CFO role on a permanent basis,” said Stephen Trowbridge, AngioDynamics Executive Vice President and Chief Financial Officer. “I look forward to continuing to work closely with Jim and the rest of the team as we enter larger, faster-growing markets and bring innovative new products to healthcare professionals and patients around the globe.”

Mr. Trowbridge joined AngioDynamics as Corporate Counsel in 2008, was promoted to Vice President and General Counsel in 2010, and subsequently promoted to Senior Vice President, General Counsel in 2013. Prior to AngioDynamics, Mr. Trowbridge served as Corporate Counsel at Philips Healthcare and Intermagnetics General Corporation. Mr. Trowbridge began his career with Cadwalader, Wickersham & Taft, LLP in the firm’s Mergers and Acquisitions and Securities Group.

Mr. Trowbridge received a Bachelor of Science in Science and Technology Studies from Rensselaer Polytechnic Institute, a Juris Doctor from the University of Pennsylvania Law

School, and a Master of Business Administration from Duke University’s Fuqua School of Business.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, peripheral vascular disease, and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, vascular access products, angiographic products and accessories, drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

Safe Harbor
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2019. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.